Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Reports Unaudited Fiscal 2012 Fourth-Quarter

Results and Guidance for Fiscal Year 2013

Momentum in the business yields 11% revenue increase in the quarter and guidance indicating earnings improvement for fiscal 2013

ATLANTA—June 7, 2012—Agilysys, Inc. (Nasdaq: AGYS), a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries, today announced unaudited financial results for the fiscal 2012 fourth quarter and full year ended March 31, 2012.

To align with the company’s strategic restructuring, revenue and cost of goods sold are now being reported in three categories: Products; Support, Maintenance and Subscription Services; and Professional Services. In addition, operating expenses are now differentiated in the following subcategories: product development, sales and marketing, and general and administrative. Finally, operating results from the company’s former Technology Solutions Group (TSG), including the gain on its sale, as well as its assets and liabilities, are reported as components of discontinued operations.

Summary Fiscal 2012 Fourth-Quarter Unaudited Financial Results From Continuing Operations

•	Total net revenue grew 11% to $52.0 million, compared with $47.0 million in the same prior-year period.

•

Restructuring and related charges were $5.3 million. Asset impairments and related charges reflecting the accelerated amortization of developed technology and related customer liabilities totaled $9.7 million.

•	Loss from continuing operations was $18.0 million, or ($0.83) per share, versus the loss of $7.5 million, or ($0.33) per share for the same period in fiscal 2011.

•	Net loss narrowed to $17.0 million, or ($0.78) per share, from the loss of $45.0 million, or ($1.98) per share, for the same period in fiscal 2011.

•

Adjusted EBITDA (non-GAAP) from continuing operations for the period, which excludes interest, taxes, depreciation, amortization, the impact from revisions to prior-period financial statements and non-recurring charges, was a loss of $2.4 million, compared with a loss of $1.8 million a year ago. (See reconciliation below.)

•

Adjusted net loss (non-GAAP) from continuing operations for the period, which excludes amortization of intangibles, stock compensation and non-recurring charges, was $3.7 million, or ($0.17) per share, compared with the adjusted net loss of $2.5 million, or ($0.11) per share, last year. (See reconciliation below.)

Summary Fiscal 2012 Full-Year Unaudited Financial Results From Continuing Operations

•

Total net revenue for fiscal 2012 increased 3% to $208.9 million from $202.7 million in fiscal 2011. Reported revenue and gross profit in fiscal 2012 include a negative adjustment of $0.7 million and $1.3 million, respectively, related to periods prior to fiscal 2012.

•	Loss from continuing operations was $34.2 million, or ($1.53) per share, compared with the loss of $23.0 million or ($1.01 per share) for fiscal 2011.

•	Net loss narrowed to $22.8 million, or ($1.02) per share, from the loss of $55.5 million, or ($2.44) per share, last year.

•

Adjusted EBITDA (non-GAAP) from continuing operations for the period, which excludes interest, taxes, depreciation, amortization, the impact from revisions to prior-period financial statements and non-recurring charges, was a loss of $4.6 million, compared with the loss of $10.2 million last year. (See reconciliation below.)

•

Adjusted net loss (non-GAAP) from continuing operations for the period, which excludes amortization of intangibles, stock compensation and non-recurring charges, was $7.2 million, or ($0.32) per share, versus the previous year’s adjusted net loss of $14.2 million, or ($0.63) per share. (See reconciliation below.)

“During fiscal 2012, we successfully repositioned the company by divesting the lower-margin TSG business and focusing on our core competencies in the hospitality and retail industries,” stated President and CEO James Dennedy. “We have essentially completed the restructuring and have better aligned cost structure with continuing operations, implemented procedures to increase accountability and enhanced the corporate services team. At the same time, we returned capital to shareholders with the repurchase of 1.6 million shares during the year. Entering the new fiscal year, Agilysys is a leaner company with a flatter organizational structure and two solid growth platforms on which to build.”

Chief Financial Officer Robb Ellis commented, “Cash from continuing operations was very strong for the quarter and full year. Adjusted for non-recurring cash expenses related to restructuring and BEP/SERP payments, cash generated from continuing operations for fiscal 2012 increased to $16.2 million, compared with $4.6 million in cash used for continuing operations in the prior year.

“Despite using significant amounts of cash for share repurchases, restructuring charges and divesture expenses, the company’s financial condition and liquidity remain robust. We are debt free and held $97.6 million in cash and equivalents at year end, providing sufficient financial strength to execute our refined strategy.”

Outlook

“As a result of the shift away from lower-margin hardware revenue,” Ellis added, “we anticipate less seasonality and overall volatility in future financial results. Moreover, with improved processes and procedures, our visibility into the business has been enhanced, allowing us to provide better and more detailed guidance.”

The company indicated that in fiscal 2013 it expects revenue to be between $208 million and $211 million. Adjusted operating income is expected to be in a range of $3.5 million to $4.5 million, reversing the $7.9 million adjusted operating loss in fiscal 2012. Full-year adjusted earnings per share are anticipated to improve from the $0.32 loss reported for fiscal 2012 to positive earnings per diluted share of between $0.16 and $0.21 in the current year.

Conference Call Information

A conference call will be held today, June 7, 2012, at 4:30 p.m. ET to review unaudited fourth-quarter and full-year fiscal 2012 results. To participate in the live call dial, 877-317-6789 (International: 412-317-6789) 10 minutes before the call begins, or 4:20 p.m. ET. The conference ID is 10014147. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.

To be added to Agilysys’ email distribution list, please click on the link below:

http://www.agilysys.com/home/InvestorRelations/

Forward-Looking Language

This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2011. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating loss, adjusted EBITDA, adjusted net loss and adjusted cash flow from operations; and revenue, gross profit margin, operating loss and net loss, excluding prior-period adjustments. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations. See the accompanying tables below for reconciliations of adjusted operating loss and adjusted net loss, adjusted EBITDA and adjusted cash flow from operations to the comparable GAAP measures.

Guidance

Guidance figures are based on the Company’s current estimates and are subject to change by factors outside the Company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results are likely to vary.

About Agilysys

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general and specialty retail businesses and partners. Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

# # #

Investor Contact:

Robb Ellis

Chief Financial Officer

Agilysys, Inc.

770-810-7800

Robb.Ellis@agilysys.com

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
Net revenue:
Products	$24,765	$23,116	$105,141	$104,769
Support, maintenance and subscription services	19,467	18,765	73,171	70,729
Professional services	7,810	5,075	30,577	27,183

Total net revenue	52,042	46,956	208,889	202,681
Cost of goods sold:
Products	19,817	16,764	83,550	80,090
Support, maintenance and subscription services	6,435	6,634	25,706	25,507
Professional services	4,962	3,780	19,797	21,445

Total cost of goods sold	31,214	27,178	129,053	127,042

Gross profit	20,828	19,778	79,836	75,639
Operating expenses:
Product development	6,931	7,999	30,309	27,531
Sales and marketing	7,149	5,635	24,006	22,212
General and administrative	9,424	7,820	32,889	37,121
Depreciation of fixed assets	1,426	1,406	4,602	3,914
Amortization of intangibles	904	1,188	3,686	5,122
Asset impairment and related charges	9,681	900	9,681	959
Restructuring and related charges	5,262	—	15,853	405

Operating loss	(19,949)	(5,170)	(41,190)	(21,625)
Other (income) expenses:
Interest income	(50)	(12)	(103)	(73)
Interest expense	41	416	978	1,297
Other (income) expenses, net	(112)	(12)	181	(2,294)

Loss before income taxes	(19,828)	(5,562)	(42,246)	(20,555)
Income tax (benefit) expense	(1,797)	1,915	(8,007)	2,420

Loss from continuing operations	(18,031)	(7,477)	(34,239)	(22,975)
Income (loss) from discontinued operations, net of taxes	1,053	(37,530)	11,456	(32,500)

Net loss	$(16,978)	$(45,007)	$(22,783)	$(55,475)

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$(0.83)	$(0.33)	$(1.53)	$(1.01)
Income (loss) from discontinued operations	0.05	(1.65)	0.51	(1.43)

Net loss	$(0.78)	$(1.98)	$(1.02)	$(2.44)

Weighted average shares outstanding:
Basic and diluted	21,773	22,805	22,432	22,785

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

(UNAUDITED) (In thousands)

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	Reportable Segments				Reportable Segments
	HSG	RSG	Corporate/ Other	Consolidated	HSG	RSG	Corporate/ Other	Consolidated
Revenue:
Products	$6,761	$18,004	$—	$24,765	$10,712	$12,404	$—	$23,116
Support, maintenance and subscription services	12,780	6,687	—	19,467	11,696	7,069	—	18,765
Professional services	3,355	4,455	—	7,810	2,704	2,371	—	5,075

Total net revenue	$22,896	$29,146	$—	$52,042	$25,112	$21,844	$—	$46,956
Gross profit	$15,178	$5,650	$—	$20,828	$15,820	$3,958	$—	$19,778
Gross profit margin	66.3%	19.4%		40.0%	63.0%	18.1%		42.1%
Operating (loss) income	$(8,628)	$308	$(11,629)	$(19,949)	$1,695	$(465)	$(6,400)	$(5,170)
Interest (income) expense, net	—	—	(9)	(9)	—	—	404	404
Other income, net	—	—	(112)	(112)	—	—	(12)	(12)

(Loss) income from continuing operations before income taxes	$(8,628)	$308	$(11,508)	$(19,828)	$1,695	$(465)	$(6,792)	$(5,562)

	Twelve Months Ended March 31, 2012				Twelve Months March 31, 2011
	Reportable Segments				Reportable Segments
	HSG	RSG	Corporate/ Other	Consolidated	HSG	RSG	Corporate/ Other	Consolidated
Revenue:
Products	$25,148	$79,993	$—	$105,141	$35,306	$69,463	$—	$104,769
Support, maintenance and subscription services	48,072	25,099	—	73,171	45,053	25,676	—	70,729
Professional services	13,155	17,422	—	30,577	13,650	13,533	—	27,183

Total net revenue	$86,375	$122,514	$—	$208,889	$94,009	$108,672	$—	$202,681
Gross profit	$55,354	$24,482	$—	$79,836	$54,669	$20,970	$—	$75,639
Gross profit margin	64.1%	20.0%		38.2%	58.2%	19.3%		37.3%
Operating (loss) income	$(6,552)	$5,481	$(40,119)	$(41,190)	$5,836	$3,164	$(30,625)	$(21,625)
Interest expense, net	—	—	875	875	—	—	1,224	1,224
Other expenses (income), net	—	—	181	181	—	—	(2,294)	(2,294)

(Loss) income from continuing operations before income taxes	$(6,552)	$5,481	$(41,175)	$(42,246)	$5,836	$3,164	$(29,555)	$(20,555)

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	March 31, 2012	March 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97,587	$74,354
Accounts receivable, net of allowance of $632 and $661, respectively	32,531	31,926
Inventories, net of allowance of $1,066 and $1,851, respectively	15,710	10,921
Prepaid expenses	2,975	2,829
Other current assets	5,492	7,747
Assets of discontinued operations – current	—	102,015

Total current assets	154,295	229,792
Property and equipment, net	16,504	24,855
Goodwill	15,198	15,211
Intangible assets, net of accumulated amortization of $21,560 and $20,068, respectively	14,135	22,535
Other non-current assets	4,007	11,709
Assets of discontinued operations – non-current	—	8,296

Total assets	$204,139	$312,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,938	$17,852
Deferred revenue	28,441	23,995
Accrued and other current liabilities	23,983	14,936
Capital lease obligations – current	647	999
Liabilities of discontinued operations – current	—	89,005

Total current liabilities	78,009	146,787
Deferred income taxes – non-current	5,135	3,894
Capital lease obligations – non-current	347	907
Other non-current liabilities	6,210	11,972
Liabilities of discontinued operations – non-current	—	734
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 21,875,850 and 23,022,398 shares outstanding at March 31, 2012, and March 31, 2011, respectively	9,482	9,482
Treasury shares (9,730,981 shares at March 31, 2012 and 8,584,433 at March 31, 2011)	(2,919)	(2,575)
Capital in excess of stated value	(16,032)	(5,421)
Retained earnings	123,876	146,659
Accumulated other comprehensive loss	31	(41)

Total shareholders’ equity	114,438	148,104

Total liabilities and shareholders’ equity	$204,139	$312,398

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)	Twelve Months Ended March 31,
	2012	2011
Operating activities:
Net loss	$(22,783)	$(55,475)
Less: Income (loss) from discontinued operations	11,456	(32,500)

Loss from continuing operations	(34,239)	(22,975)
Adjustments to reconcile net loss from continuing operations to net cash used for operating activities:
Restructuring and related charges	15,853	405
Payments and settlements for restructuring charges	(5,896)	(1,610)
Asset impairments and related charges	9,681	959
Depreciation	4,602	3,914
Amortization	5,910	7,343
Stock-based compensation	2,896	2,812
Change in cash surrender value of company-owned life insurance policies	(371)	179
Loss on the sale of securities	148	—
Deferred income taxes	62	4,449
Gain on redemption of company-owned life insurance policies	(46)	(2,065)
Gain on redemption of investment in The Reserve Fund’s Primary Fund	—	(147)
Changes in operating assets and liabilities:
Accounts receivable	(621)	10,256
Inventories	(4,789)	(859)
Accounts payable	5,994	(20,477)
Deferred revenue	4,066	2,865
Accrued and other liabilities	328	(2,499)
Income taxes payable	1,464	7,562
Other changes, net	259	974

Total adjustments	39,540	14,061

Net cash provided by (used in) operating activities from continuing operations	5,301	(8,914)
Net cash (used in) provided by operating activities from discontinued operations	(26,999)	23,697

Net cash (used in) provided by operating activities	(21,698)	14,783
Investing activities:
Proceeds from the sale of business	55,840	—
Proceeds from the sale of marketable securities	9,237	14
Capital expenditures	(4,920)	(6,077)
Proceeds from redemption of/borrowings against co.-owned life insurance policies	347	15,980
Investments in Company-owned life insurance policies	(112)	(1,129)
Investments in marketable securities	(53)	(13,731)
Proceeds from The Reserve Fund’s Primary Fund	—	147

Net cash provided by (used in) investing activities from continuing operations	60,339	(4,796)
Net cash used in investing activities from discontinued operations	—	(914)

Net cash provided by (used in) investing activities	60,339	(5,710)
Financing activities:
Purchase of treasury stock	(13,173)	—
Exercise of employee stock options	210	—
Repurchases of shares to satisfy employee tax withholding and option price	(1,449)	(238)
Principal payment under long-term obligations	(1,001)	(370)
Proceeds from borrowings under credit facility	—	15,235
Principal payments under credit facility	—	(15,235)

Net cash used in financing activities from continuing operations	(15,413)	(608)
Net cash provided by financing activities from discontinued operations	—	(49)

Net cash used in financing activities	(15,413)	(657)
Effect of exchange rate changes on cash	5	403

Cash flows provided by (used for) continuing operations	50,232	(13,915)
Cash flows (used for) provided by discontinued operations	(26,999)	22,734

Net increase in cash	23,233	8,819
Cash at beginning of year	74,354	65,535

Cash at end of year	$97,587	$74,354

AGILYSYS, INC.

RECONCILIATION OF OPERATING LOSS TO ADJUSTED NET LOSS

(UNAUDITED)

(In thousands, except per-share data)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
Operating loss	$(19,949)	$(5,170)	$(41,190)	$(21,625)
Stock compensation expense	546	738	2,896	2,812
Amortization of intangibles	904	1,188	3,686	5,122
Asset impairments and related charges	9,681	900	9,681	959
Impact from revision to prior-period financial statements	—	(560)	1,127	(639)
Restructuring and related charges	5,262	—	15,853	405

Adjusted operating loss from continuing operations (a)	(3,556)	(2,904)	(7,947)	(12,966)
Other (income) expense	(121)	392	1,056	(1,070)
Cash income tax (b)	(23)	(20)	(264)	(209)

Adjusted net loss from continuing operations (a)	$(3,700)	$(2,532)	$(7,155)	$(14,245)

Weighted average shares outstanding: basic and diluted	21,773	22,805	22,432	22,785
Adjusted loss per share (a)	$(0.17)	$(0.11)	$(0.32)	$(0.63)

(a)	Non-GAAP financial measure
(b)	Taxes calculated based upon our cash tax rate for the three and twelve months ended March 31, 2012, and 2011.

AGILYSYS, INC.

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

(UNAUDITED)

(In thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
Operating loss	$(19,949)	$(5,170)	$(41,190)	$(21,625)
Depreciation of fixed assets	1,426	1,406	4,602	3,914
Amortization of intangibles and developed technology	1,152	1,658	5,342	6,819
Asset impairments and related charges	9,681	900	9,681	959
Impact from revision to prior-period financial statements	—	(560)	1,127	(639)
Restructuring and related charges	5,262	—	15,853	405

Adjusted EBITDA from continuing operations (a)	$(2,428)	$(1,766)	$(4,585)	$(10,167)

(a)	Non-GAAP financial measure

AGILYSYS, INC.

RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO

ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS

(UNAUDITED)

(In thousands)	Twelve Months Ended March 31,
	2012	2011
Operating activities:
Net cash provided by (used in) continuing operations	$5,301	$(8,914)
Non-recurring cash items:
Restructuring payments	5,896	1,610
BEP/SERP payments	5,017	2,722

Adjusted cash provided by (used in) continuing operations	$16,214	$(4,582)